Exhibit 99.2

NeOnc Technologies to Host Investor Conference Call to Discuss Topline Phase 2a Results for
Intranasal NEO100 in Recurrent IDH1-Mutant High-Grade Glioma

Call to be held Wednesday, August 12, 2026 at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time

CALABASAS, Calif., Aug. 10, 2026 – NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company developing novel therapies for central nervous system (CNS) cancers, today announced that it will host an investor conference call and webcast on Wednesday, August 12, 2026, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time.

During the call, members of the NeOnc management team will present topline results from the Phase 2a portion of the NEO100-01 clinical trial, an open-label study of intranasal NEO100™, the Company’s proprietary formulation of purified perillyl alcohol, in patients with recurrent or progressive Grade III and Grade IV IDH1-mutant glioma.

The discussion will include efficacy and safety observations from the Phase 2a portion of the NEO100-01 clinical trial and planned regulatory next steps. A question and answer session will follow the presentation.

Featured Participants:

●	Amir Heshmatpour, Executive Chairman, President and Chief Executive Officer

●	Thomas C. Chen, MD, PhD, Founder, Chief Medical Officer and Chief Scientific Officer

●	Josh Neman, PhD, Chief Clinical Officer

●	Keithly Garnett, Chief Financial Officer

Conference Call Details:

●	Date: Wednesday, August 12, 2026

●	Time: 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time

●	Webcast: A live webcast can be accessed at: https://www.webcaster5.com/Webcast/Page/3151/54410 or by visiting https://investors.neonc.com

●	Replay: A replay of the webcast will be available at https://investors.neonc.com shortly following the conclusion of the call.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit https://neonc.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Please refer to the “Risk Factors” section of our quarterly and annual reports on Form 10-Q and Form 10-K as filed with the Securities and Exchange Commission, along with other cautionary language in those reports and risk factors and other cautionary language in our subsequent filings with the Securities and Exchange Commission, which outline important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the fact that results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials, announced or published data from our clinical trials may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data, and our product candidates are in preclinical and clinical stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and “NEO212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

Jon Nugent
Jon Nugent Communications
jon@jonnugent.com
205-566-3026